Exhibit 99.1

Ideanomics, Inc. Reports Q2 2020 Financial Results

-	Revenues for the three months ended June 30, 2020, was $4.7 million
-	Strengthened cash position, finished the quarter with $36 million
-	Continued progress in MEG activities as the value of its S2F2C business model is gains traction in the EV industry

New York, NY August 10, 2020/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on monetizing the adoption of commercial electric vehicles and associated energy consumption, as well as enabling the next generation of financial services and fintech products, announced today its second quarter 2020 operating results for the period ended June 30, 2020 (a full copy of the Company's 10-Q report is available at www.sec.gov).

Conference Call: Ideanomics' management, including Alf Poor (Chief Executive Officer), Conor McCarthy (Chief Financial Officer) and Tony Sklar (VP of Communications and Head of Investor Relations), will host live an earnings release conference call at 4:30 pm ET, Monday, August 10, 2020. http://investors.ideanomics.com. Time permitting, Ideanomics management will answer questions during the live Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or copy/paste this link:

https://78449.themediaframe.com/dataconf/productusers/ssc/mediaframe/39249/indexl.html

"We are very pleased with the pace of our sales growth in the new energy vehicle industry," said Alf Poor, CEO of Ideanomics. "As the rate of global electric vehicle (EV) adoption continues to rise and technology advancements make EVs more accessible, our Sales to Financing to Charging (S2F2C) business model is positioned to add value for commercial fleet operators in all areas of their business."

Ideanomics Second Quarter 2020 Operating Results

Revenue for the three months ended June 30, 2020, was $4.7 million. The second quarter revenues are the largest revenues from MEG since the Company commenced EV sales demonstrating the underlying strength of MEG’s business, particularly as these revenues were earned during a period when China’s economy was still returning to normal after the Covid-19 lockdown.

Performance on a sequential basis, revenues saw improvement in the second quarter of $4.7 million versus $378,000 in the first quarter ending March 31, 2020.

Gross Profit

Gross profit for second quarter was $255,000 which represented a gross margin of 4.9%.

Second quarter operating expense was $16.5 million as compared to $8.0 million in the same period in 2019. The increase was due principally to a one-time non-cash impairment charge of $6.2 million related to the decision to terminate our office lease at 55 Broadway. Excluding the impairment charge, operating expenses for the second quarter was $10.3 million versus $8.0 million in the prior year.

Operating Loss

The loss from operations was $16.3 million, however, excluding the one-time impairment charge, the loss would have been $10.1 million as compared to $5.7 million in the prior period. Management continues to look for ways to reduce costs and allocate spending to the projects with the highest rate of return. Expenses for the current period include $17.4 million of non-cash expense related to impairment charges, interest expense, and debt conversion.

About Ideanomics

Ideanomics is a global company focused on facilitating the adoption of commercial electric vehicles and developing next generation financial services and Fintech products. Its electric vehicle division, Mobile Energy Global (MEG) provides group purchasing discounts on commercial electric vehicles, EV batteries and electricity as well as financing and charging solutions. Ideanomics Capital includes DBOT ATS and Intelligenta which provide innovative financial services solutions powered by AI and blockchain. MEG and Ideanomics Capital provide our global customers and partners with better efficiencies and technologies and greater access to global markets.

The company is headquartered in New York, NY, and has offices in Beijing and Qingdao, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com

IDEANOMICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (USD in thousands)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$36,384	$2,633
Accounts receivable, net (due from related parties were $1,127 and $2,284 as of June 30, 2020 and December 31, 2019, respectively)	1,242	2,405
Prepayments	1,389	572
Amount due from related parties	1,328	1,256
Notes receivable	1,931	—
Other current assets	263	587
Total current assets	42,537	7,453
Property and equipment, net	177	378
Fintech Village	12,562	12,561
Intangible assets, net	51,479	52,771
Goodwill	10,460	23,344
Long-term investments	22,644	22,621
Operating lease right of use assets	7,579	6,934
Other non-current assets	552	883
Total assets	$147,990	$126,945

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK, REDEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$2,313	$3,380
Deferred revenue	593	477
Accrued salaries	910	923
Amount due to related parties	596	3,962
Other current liabilities	6,045	6,466
Current portion of operating lease liabilities	1,618	1,113
Current acquisition earn-out liability	6,474	12,421
Promissory note-short term	3,704	3,000
Convertible promissory note due to third-parties	7,066	1,753
Convertible promissory note due to related parties	—	3,260
Total current liabilities	29,319	36,755
Asset retirement obligations	4,653	5,094
Convertible promissory note due to third-parties-long term	—	5,089
Convertible promissory note due to related parties–long term	—	1,551
Operating lease liability-long term	11,717	6,222
Non-current acquisition earn-out liability	10,428	12,235
Total liabilities	56,117	66,946
Commitments and contingencies (Note 18)
Convertible redeemable preferred stock and Redeemable non-controlling interest:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of June 30, 2020 and December 31, 2019	1,262	1,262
Redeemable non-controlling interest	7,260	—
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 237,008,159 shares and 149,692,953 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	237	150
Additional paid-in capital	357,720	282,554
Accumulated deficit	(287,407)	(248,481)
Accumulated other comprehensive loss	(508)	(664)
Total IDEX shareholder’s equity	70,042	33,559
Non-controlling interest	13,309	25,178
Total equity	83,351	58,737
Total liabilities, convertible redeemable preferred stock, redeemable non-controlling interest and equity	$147,990	$126,945

IDEANOMICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (USD in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue from third-parties	$4,685	$354	$5,063	$700
Revenue from related parties	7	14,100	7	40,700
Total revenue	4,692	14,454	5,070	41,400
Cost of revenue from third-parties	4,435	250	4,769	507
Cost of revenue from related parties	2	466	2	467
Gross profit	255	13,738	299	40,426

Operating expenses:
Selling, general and administrative expenses	6,725	6,485	12,552	10,672
Professional fees	2,372	1,169	4,128	2,530
Impairment loss	6,200	—	7,088	—
Acquisition earn-out expense, net	746	—	1,279	—
Depreciation and amortization	481	370	957	614
Total operating expenses	16,524	8,024	26,004	13,816

Income (loss) from operations	(16,269)	5,714	(25,705)	26,610

Interest and other income (expense):
Interest expense, net	(8,890)	(581)	(12,047)	(1,316)
Equity in loss of equity method investees	(12)	(286)	(15)	(566)
Conversion expense	(2,266)	—	(2,266)	—
Other income (expense)	1,015	2	989	(56)
Income (loss) before income taxes and non-controlling interest	(26,422)	4,849	(39,044)	24,672

Income tax benefit	—	428		514

Net income (loss)	(26,422)	5,277	(39,044)	25,186

Deemed dividend related to warrant repricing	(184)	—	(184)	—
Net loss attributable to common stockholders	(26,606)	5,277	(39,228)	25,186
Net loss attributable to non-controlling interest	28	15	300	33

Net income (loss) attributable to IDEX common shareholders	$(26,578)	$5,292	$(38,928)	$25,219

Earnings (loss) per share
Basic	$(0.15)	$0.05	$(0.23)	$0.24
Diluted	(0.15)	0.05	(0.23)	0.22

Weighted average shares outstanding:
Basic	180,034,278	108,694,719	168,946,960	107,029,448
Diluted	180,034,278	112,461,401	168,946,960	117,605,184